APPENDIX A

LENDERS

As of March 1, 2013

WELLS FARGO FUNDS TRUST

WELLS FARGO MASTER TRUST

WELLS FARGO VARIABLE TRUST

WELLS FARGO ADVANTAGE INCOME OPPORTUNITIES FUND

WELLS FARGO ADVANTAGE MULTI-SECTOR INCOME FUND

WELLS FARGO ADVANTAGE UTILITIES AND HIGH INCOME FUND

Wells Fargo Funds Trust

Adjustable Rate Government Fund

Asia Pacific Fund

Asset Allocation Fund

Capital Growth Fund

C&B Mid Cap Value Fund

Common Stock Fund

Conservative Income Fund1

Disciplined U.S. Core Fund

Discovery Fund

Diversified Capital Builder Fund

Diversified Income Builder Fund

Diversified International Fund

Emerging Markets Equity Fund

Endeavor Select Fund

Enterprise Fund

Global Opportunities Fund

Government Securities Fund

Growth Fund

High Income Fund

High Yield Bond Fund

High Yield Municipal Bond Fund

Income Plus Fund

International Bond Fund

International Equity Fund

Intrinsic Value Fund

Intrinsic World Equity Fund

Large Cap Core Fund

Large Cap Growth Fund

Large Company Value Fund

Managed Account CoreBuilder Shares Series G2

Mid Cap Disciplined Fund

Omega Growth Fund

Opportunity Fund

Precious Metals Fund

Premier Large Company Growth Fund

Short Duration Government Bond Fund

Short-Term Bond Fund

Short-Term High Yield Bond Fund

Small Cap Disciplined Fund

Small Cap Opportunities Fund

Special Small Cap Value Fund

Specialized Technology Fund

Strategic Income Fund

Traditional Small Cap Growth Fund

Ultra Short-Term Income Fund

Utility and Telecommunications Fund

Wells Fargo Master Trust

C&B Large Cap Value Portfolio

Core Bond Portfolio

Diversified Fixed Income Portfolio

Diversified Large Cap Growth Portfolio

Emerging Growth Portfolio

Equity Income Portfolio

Equity Value Portfolio3

Index Portfolio

Inflation-Protected Bond Portfolio

International Equity Portfolio4

International Growth Portfolio

International Index Portfolio5

International Value Portfolio

Managed Fixed Income Portfolio

Small Company Growth Portfolio

Small Company Value Portfolio

Stable Income Portfolio

Wells Fargo Variable Trust

VT Discovery Fund

VT Index Asset Allocation Fund

VT International Equity Fund

VT Intrinsic Value Fund

VT Omega Growth Fund

VT Opportunity Fund

VT Small Cap Growth Fund

VT Small Cap Value Fund

VT Total Return Bond Fund

Wells Fargo Advantage Income Opportunities Fund

Wells Fargo Advantage Multi-Sector Income Fund

Wells Fargo Advantage Utilities and High Income Fund

1On February 21, 2013 the Board of Funds Trust approved the establishment of the Conservative Income Fund.  The fund is scheduled to become effective in the second quarter of 2013.

2On November 7, 2012, the Board of Funds Trust approved the termination of the Managed Account CoreBuilder Shares Series G. The termination will occur by the end of May 2013.

3At the February 21, 2013 Board meeting, the Board of Master Trust approved the reorganization of the Equity Value Portfolio into the Large Company Value Portfolio.  The reorganization will occur on or about April 19, 2013.

4At the February 21, 2013 Board meeting, the Board of Master Trust approved the reorganization of the International Equity Portfolio into the International Value Portfolio. The reorganization will occur on or about April 19, 2013.

5At the February 21, 2013 Board meeting, the Board of Master Trust approved the reorganization of the International Index Portfolio into the International Growth Portfolio.  The reorganization will occur on or about April 19, 2013.